IPG to Acquire Acxiom Marketing Solutions July 3, 2018 Exhibit 99.2

Agenda Michael Roth Chairman and CEO of IPG Overview of Acxiom Marketing Solutions (AMS) and Transaction Philippe Krakowsky Chief Strategy and Talent Officer of IPG and Chairman and CEO of IPG Mediabrands AMS is Foundational in the Marketing Data Ecosystem and with IPG Creates Powerful Opportunities Frank Mergenthaler Executive Vice President and CFO of IPG and Chairman of CMG Key Transaction Terms, Financial Impact, and Our Commitment to a Strong Balance Sheet Michael Roth Chairman and CEO of IPG IPG and AMS are Highly Complementary Businesses

IPG to Acquire Acxiom Marketing Solutions Page Acxiom Marketing Solutions (“AMS”) is a leading provider of data solutions that enable omnichannel, closed-loop marketing capabilities and power exceptional marketing experiences AMS is a foundational piece of the data ecosystem in which our clients are increasingly seeking to maximize the value of their data AMS is the only company with a perfect rating in Forrester’s data privacy and security survey AMS business model supported by long-term client relationships and contracted revenue streams New opportunities for our clients – personalized marketing coupled with creative insights at scale Compelling Strategic Rationale Financial Impact Transaction Highlights Purchase price of $2.3 billion, $2.0 billion net of tax asset 100% cash transaction; fully committed $2.3 billion bridge facility; long-term financing expected from debt capital markets Subject to customary approvals; expect to close in late Q3 / early Q4 Enhances IPG’s revenue and earnings growth profile Accretive in the first year after close on an Adjusted EPS basis Commitment to maintain strong balance sheet and solid investment grade credit ratings Share repurchases temporarily suspended in order to reduce financial leverage Remain committed to continuing to grow our dividend Significant Shareholder Value Accelerates IPG’s long-term data strategy and ability to meet client demands Combines strengths of media, creative agencies, marketing specialists, data technology, marketing systems integrators and consultancies under one roof Complementary revenue growth potential for IPG and AMS from combining our offerings

Page AMS Overview Leading provider of data solutions that accurately connect an individual consumer with a marketer Designs, builds and manages the unified foundation of marketing data and technology Mission critical solutions for large enterprises (~50 of Fortune 100) who use AMS products to identify and reach target consumers Attractive business model with long-term, contracted revenue streams Recent acceleration of revenue growth reflects successful salesforce realignment and increased client demand for data solutions Pioneer in data privacy standards with strong reputation for transparency and compliance Data Management Audience Creation Data Analytics Unified customer database products provide omni-channel view Activation of data to create specific customer identity groups Closed-loop measurement of ROI, attribution and other insights Operating Segments Data Strategy Customized data architecture and functionality to operationalize

Page Evolution of IPG Digital Strategy Past five years have seen IPG post industry-leading organic growth 2007 Today Evaluated impact of digital technology on media and consumer behavior Decided to migrate business/competencies through investment in talent and by embedding digital expertise at all of our agencies Enhanced capabilities by incubating businesses, building practice areas, innovating alongside startups, partnering with marketing technology providers

Page Major Developments in Data Landscape – Past Six Months Privacy has become an urgent driver in the conversation around data (high-profile breaches, GDPR) Privacy concerns and potential regulation empower entities that own data and handle data responsibly Clients are increasingly seeking help in taking control of and maximizing the value of their first-party data A foundational piece of the data ecosystem is in play Our industry’s approach to data needs to evolve accordingly Ability to ethically source, manage & leverage first-party data and PII will be a differentiator

Page Strategic Fit: IPG / Acxiom Marketing Solutions World class data governance and management capabilities allow us to fully support clients’ first-party data Significantly accelerates AMP capabilities and global reach Completes our offering as we seek tools that deliver and track the outcomes of our marketing programs Data assets have intrinsic value that will grow over time Data provides: Tools for precision marketing New revenue streams, or enhance the value of existing capabilities/services

Page New revenue opportunities for both IPG and AMS businesses Data products will make our media solutions even smarter, driving opportunity for our programmatic and performance media offerings Cross-sell opportunity is high on both sides, supported by demand from existing accounts Other opportunities provide incremental upside International expansion (AMP) Analytics (UM, Initiative) Numerous other use cases across the IPG portfolio (data management & CRM, eCommerce, BT consultancy, audience activation & segmentation) IPG / AMS Combination Creates Significant Opportunities

Page Data is Key Component to the Future-facing Holding Company Media, creative and content capabilities are a significant strength/differentiator relative to emerging competitors We are well-positioned as marketing integrators – Open Architecture Equally strong data capabilities will provide the strategic legitimacy required to be seen as the highest value business partner to our clients

Net of tax benefit. Based on EBITDA calculated as defined in the IPG $1.5 billion 5-year revolving credit facility Page Transaction Highlights Purchase price of $2.3 billion, $2.0 billion net of tax asset, 11.5x 2018E EBITDA (1) 100% cash transaction Expect transaction to close in late 3Q / early 4Q Subject to Acxiom shareholder vote, regulatory approvals and other customary closing conditions Transaction Terms Funding Plan Financial Impact Fully committed $2.3 billion bridge facility; long-term financing expected from debt capital markets Commitment to maintain strong balance sheet and solid investment grade credit ratings Estimated TTM adjusted net leverage of 2.6x as of March 31, 2018 (2) Strong deleveraging potential given attractive Free Cash Flow generation Share repurchases temporarily suspended in order to reduce financial leverage Remain committed to continuing to grow our dividend Enhances IPG’s revenue and earnings growth profile Diversifies IPG’s revenue mix Expands profitability metrics Accretive in the first year after close on an Adjusted EPS basis

Page Combined Financials(1) Combined Revenue EBITA % Margin $7,572 964(4) 12.7% (Trailing Twelve Months Ending March 31, 2018, $ in millions) $657 121 18.4% $8,229 1,085 13.2% Marketing Solutions(2) EBITDA % Margin 1,199(3)(4) 15.8% 165 25.2% 1,364 16.6% Unaudited AMS FY 2018 adjusted per management estimates of net effects of anticipated pre-closing adjustments to AMS businesses being acquired. Amounts presented are preliminary and subject to change Based on EBITDA calculated as defined in the IPG $1.5 billion 5-year revolving credit facility, which excludes depreciation of fixed assets, amortization of intangible assets arising from prior acquisitions, amortization of stock based compensation and other items See reconciliation on page 14 of non-GAAP EBITDA and EBITA to operating income of $942.5

Page Highly Complementary Businesses Leader in Transparency + Foundational component of the data ecosystem with long-term relationships and contracted revenue Accelerate growth and margin expansion Full range of world-class media and marketing services and open architecture model Accelerate growth and maintain accretive margin Leader in Data Ethics + Marketing Solutions

Appendix

Page 14 Reconciliation of Non-GAAP IPG Metrics

Page This investor presentation contains forward-looking statements. Statements in this investor presentation that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: potential effects of a challenging economy, for example, on the demand for our advertising and marketing services, on our clients’ financial condition and on our business or financial condition; our ability to attract new clients and retain existing clients; our ability to retain and attract key employees; risks associated with assumptions we make in connection with our critical accounting estimates, including changes in assumptions associated with any effects of a weakened economy; potential adverse effects if we are required to recognize impairment charges or other adverse accounting-related developments; risks associated with the effects of global, national and regional economic and political conditions, including counterparty risks and fluctuations in economic growth rates, interest rates and currency exchange rates; and developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world. Investors should carefully consider these factors and the additional risk factors outlined in more detail in our most recent Annual Report on Form 10-K under Item 1A, Risk Factors. Cautionary Statement